UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 12, 2009

Sino Shipping Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9064	84-0789885
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

No. 950 Dalian Road

Hi-Shanghai 8th Building, 4th floor

        Shanghai, China 200092

(Address of principal executive offices)

        86-21-5595-5927

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Former independent accountants.

(i)

On February 12, 2009, we dismissed Edward Lau & Co. (“Lau”) as our independent registered public accounting firm. The decision to discontinue the audit services of Lau was approved by our Board of Directors upon the recommendation of our Chief Executive Officer and our Audit Committee.

(ii)

Lau was engaged in March, 2008, and issued reports only on the financial statements of our subsidiaries during the most recent two fiscal years. The reports of Lau on the financial statements of our subsidiaries for the past two years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)

During our two most recent fiscal years and through February 12, 2009, there has been no disagreement with Lau on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Lau, would have caused Lau to make reference to the subject matter of the disagreement in its report.

(iv)

We have provided Lau with a copy of this disclosure and have requested that Lau furnish us with a letter addressed to the SEC stating whether it agrees with the above statements. We expect to receive the letter shortly and will file an amendment to this Form 8-K to provide the letter as Exhibit 16 upon its receipt.

(b)	New independent accountants.

(i)

On February 12, 2009, we retained Wei, Wei & Co., LLP (“Wei”) as our new independent registered public accounting firm. The appointment was approved by our Board of Directors upon the recommendation of our Chief Executive Officer and our Audit Committee.

(iii)	We have not previously consulted with Wei on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009

Sino Shipping Holdings Inc.

By: /s/ Xinyu Zhang
Xinyu Zhang, CEO